Exhibit 99.5

VISX, INCORPORATED

Special Meeting of Stockholders—May 26, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated             , 2005, and appoints Elizabeth H. Dávila and John F. Runkel, Jr. as proxies for the undersigned, with full power of substitution, to act and to vote all shares of Common Stock of VISX, Incorporated held of record by the undersigned at the close of business on April 14, 2005, at the special meeting of stockholders to be held at the Sutton Place Hotel Newport Beach, located at 4500 MacArthur Blvd., Newport Beach, California 92660 at 9:00 a.m., local time, on Thursday, May 26, 2005, or any adjournment or postponement thereof.

Whether or not you plan to attend the special meeting, please vote either by telephone, Internet or by completing, signing, dating and promptly returning this proxy in the postage-prepaid envelope provided. Please do NOT return this proxy card if you are voting by telephone or Internet. You may revoke your proxy at any time prior to the special meeting. If you decide to attend the special meeting and wish to change your proxy vote, you may do so automatically by voting in person at the special meeting.

SEE REVERSE SIDE	(To be signed on Reverse Side)	SEE REVERSE SIDE

VISX, INCORPORATED

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/eye (1-877-779-8683)	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE

If you vote over the Internet or by telephone, please do not mail your card.

—FOLD AND DETACH HERE—

PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY. ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSAL.

Proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 9, 2004, by and among Advanced Medical Optics, Inc., Vault Merger Corporation, a wholly owned subsidiary of AMO, and VISX, Incorporated, as amended, and to approve the merger contemplated by the merger agreement, pursuant to which Vault Merger Corporation would merge with VISX and each outstanding share of VISX common stock would be converted into the right to receive 0.552 of a share of AMO common stock and $3.50 in cash.

☐ FOR	☐ AGAINST	☐ ABSTAIN

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE-DESCRIBED PROPOSAL AND IN THE DISCRETION OF THE PROXY HOLDERS UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE PRESENTED TO THE MEETING OR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS THEREOF. IF YOU VOTE “AGAINST” THE PROPOSAL, THE PROXIES ARE NOT AUTHORIZED TO VOTE FOR ANY ADJOURNMENTS, POSTPONEMENTS, CONTINUATIONS OR RESCHEDULINGS OF THE MEETING, INCLUDING FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES, UNLESS YOU SO INDICATE BY MARKING THE FOLLOWING BOX  ☐.

Date:
Signature	Signature (if held jointly)

Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please print your full title.